Exhibit 4.1

NUMBER NMPU		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	NMP ACQUISITION CORP.
CUSIP G6375X120

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND
ONE RIGHT TO RECEIVE ONE-FifTH OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT ____________________________________________________________________________
is the owner of ____________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one Class A ordinary share, par value $0.0001 per share, of NMP Acquisition Corp., a Cayman Islands exempted company (the “Company”) and one right (“Right”) to receive one-fifth (1/5) of one Class A ordinary share. Every five Rights entitles the holder thereof to receive one Class A ordinary share upon the consummation of the Company’s initial Business Combination (as defined in the Company’s amended and restated articles of association, as may be amended from time to time (the “Articles”)). The Class A ordinary shares and Rights comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) business day after the date of the prospectus relating to the Company’s initial public offering, unless Maxim Group LLC (“Maxim”) determines that an earlier date is acceptable, but in no event will the Class A ordinary shares and Rights be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If Maxim allows separate trading of the Class A ordinary shares and Rights prior to the 52nd day after the date of the prospectus relating to the Company’s initial public offering, the Company will file a Current Report on Form 8-K with the SEC announcing when such separate trading shall begin.

The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], 2025, between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004 and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent registered by the Registrar of the Company.

Each Unit may be mandatorily split by the Company in connection with the closing of a Business Combination.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

By		[Seal]

	Director		Chief Financial Officer

NMP Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT — MIN ACT	Custodian

				(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated _____________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN

AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

To the extent that Units were issued in our initial public offering, and subject to the terms of the Articles, the holder of this certificate shall be entitled to receive funds with respect to the underlying Class A ordinary shares from the trust fund only in the event that (1) the Company fails to consummate a business combination within the Completion Window (as defined in the Articles), (2) the holder seeks to redeem their Class A ordinary shares underlying the Unit in connection with any vote on a proposed Business Combination, or (3) in connection with certain amendments to the Articles. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.